UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 24, 2012

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 24, 2012, Nancy Shemwell will join Extreme Networks, Inc. (“Extreme Networks” or the “Company”) as Executive Vice President, Global Sales. Ms. Shemwell has over 15 years of sales and marketing experience. Prior to joining Extreme Networks, Ms. Shemwell was an independent consultant to technology companies. Previously, Ms. Shemwell was president and chief executive officer of Multi-Link, Inc. from 2009-2011. Prior to Multi-Link, Ms Shemwell was executive vice president, global sales & service at Symmetricom, Inc. from 2004-2008. Ms. Shemwell holds a B.A. in Business Administration from Baylor University and a M.S. in Business Administration from the American Technological University. Ms. Shemwell has served as a member of the VoodooVox, Inc. (TSX - VVX) board of directors since October 2006. Ms. Shemwell also serves on the Associate Board at the SMU Cox School of Business, is a member of the North Texas Regional Center for Innovation and Commercialization board of trustees and is a member of the National Association of Corporate Directors and Women Corporate Directors.

In connection with Ms. Shemwell’s appointment as Executive Vice President, Global Sales, on September 7, 2012, the Company entered into an offer letter agreement with Ms. Shemwell (the “Offer Letter”). Under the Offer Letter, Ms. Shemwell will be entitled to an annualized base salary of $325,000, less applicable withholding. In addition, commencing in fiscal 2013, Ms. Shemwell will be eligible to participate in the Company’s Sales Compensation Plan with an annual total compensation target of $487,500.

Subject to the approval of the Company’s Compensation Committee, Ms. Shemwell will also receive a one-time option grant to purchase 250,000 shares of Extreme Networks’ common stock, with an exercise price equal to the fair market value of the Company’s common stock on the date of the grant (typically the second business day following the Company’s release of quarterly financial results). The option will vest 25% on the first anniversary of her employment commencement date, and the remainder will vest monthly over the next three years, subject to Ms. Shemwell’s continued service to the Company. Ms. Shemwell will also receive a one-time grant of 100,000 restricted stock units that will vest in three annual installments from her employment commencement date, subject to her continued service to the Company.

In addition, Ms. Shemwell is eligible to receive a cash bonus of $25,000, less applicable withholding, on the first anniversary of her date of employment with the Company.

The Company has agreed to enter into an executive change in control severance agreement with Ms. Shemwell in the form standard for the Company’s executive officers, under which, in exchange for delivering a release of claims in favor of the Company, Ms. Shemwell will be entitled to 12 months of her salary as then in effect, and 12 months of medical benefits payments. The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Offer Letter Agreement, executed September 7, 2012, between Extreme Networks, Inc. and Nancy Shemwell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2012

EXTREME NETWORKS, INC.

By:	/s/ Diane Honda
Diane Honda Vice President, General Counsel & Secretary

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